                                                                   EXHIBIT 10.25
                            SHAREHOLDERS' AGREEMENT

        This Shareholders' Agreement is made as of this date of April 10, 1998 by and among

        (1) Acer Incorporated, a corporation duly incorporated and existing under the laws of the Republic of China, having its registered office at No. 7, Shin-An Road, Science-Based Industrial Park, Shin-Chu, Taiwan, Republic of China (hereinafter referred to as ("Acer").

        (2) Taiwan Semiconductor Manufacturing Company Ltd, a corporation duly incorporated and existing under the laws of the Republic of China, having its registered office at No. 121, Park Ave., 3, Science-Based Industrial Park, Shin-Chu, Taiwan, Republic of China (hereinafter referred to as ("TSMC");

        (3) Chinfon Semiconductor & Technology Co., Ltd., a corporation duly incorporated and existing under the laws of the Republic of China, having its registered office at No. 11 Jung Yeh 1st Rd., Ping Chen Industrial Zone, Taoyuan, Taiwan, Republic of China (hereinafter referred to as ("CHINFON");

        (4) Scientek International Investment Co. Ltd, a corporation duly incorporated and existing under the laws of the Republic of China, having its registered office at 14F, #307, Pei-Da Road, Hsin-Chu, Taiwan, Republic of China (hereinafter referred to as ("UTC");

        (5) Anam Industrial Co Ltd, a corporation duly incorporated and existing under the laws of the Republic of Korea, having its registered office at 280-8 Sungsu 2ga, Sungdong-Ku, Seoul 133-120, Korea ("AICL"); and

        (6) Amkor Electronics Inc., a company organized and existing under the laws of the State of Delaware, United States of America, having its main office located at 1345 Enterprise Drive, Westchester, Pennsylvania 19380, USA ("AMKOR") (AICL and AMKOR hereinafter collectively referred to as "ANAM").


                                   WITNESSETH

        WHEREAS, the parties hereto intend to incorporate, through joint venture arrangement, a company limited by shares in the Republic of China to engage in manufacturing of integrated circuit structure housing packages and other related business.


        NOW, THEREFORE, in consideration of the premises hereinabove made, the parties hereto agree as follows:

                                   ARTICLE 1

                     Formation and Purpose of the JV Company

        1.1 The parties hereto shall, in accordance with the Company Law and applicable laws and regulations of the Republic of China, jointly incorporate a company limited by shares (the "JV Company") to be engaged in manufacturing of integrated circuit structure housing packages and other related business (the "Business Objective"). The JV Company shall have the Chinese name [CHINESE LANGUAGE] and the English name "Taiwan Semiconductor Technology Corporation" and shall be located in the Republic of China or any other location as decided by the Board of Directors of the JV Company. All the parties hereto agree that they shall not cause or allow the JV Company to engage in any business other than the Business Objective as set forth herein without (a) an amendment to this Agreement as agreed to by all the parties hereto; (b) the resolution of the shareholders meeting of the JV Company, if necessary; and (c) all appropriate governmental or other approvals, if necessary.

        1.2 The Articles of Incorporation of the JV Company shall be in the form and with the content as stated in Exhibit 1 hereof and shall constitute a part of this Agreement. In the event of a conflict between the terms of this Agreement and those of the Articles of Incorporation, the parties hereto, intend that the terms of this Agreement shall prevail and the parties agree to vote their shares in a shareholders meeting of the JV Company to eliminate such conflict or inconsistency by amendment of the Articles of Incorporation to the fullest extent permitted by the Company Law and the competent government authority.

        1.3 Subject to the Business Objective of the JV Company as specified in Section 1.1 hereinabove, the JV Company's business activities as registered with the competent government authority shall be as follows:

                (1) Housing packages of integrated circuit structures; as well as research, development, manufacturing, assembling, processing, testing and sale of materials and equipment relating thereto.

                (2) Import and export of materials or equipment for housing packages of integrated circuit structures, and other related import and export business; and

                (3) Maintenance of equipment for housing packages of integrated circuit structures.

                                   ARTICLE 2

                     Authorized Capital; Issuance of Shares


        2.1 The JV Company shall only issue common shares that shall be represented by registered share certificates. Each share shall have a par value of Ten New Taiwan Dollars (NT$10), and unless otherwise specified by relevant laws or articles of incorporation of the JV Company, shall have a full voting power.

        2.2 The total number of authorized shares to be issued by the JV Company shall be 500,000,000 shares (each a "Share", collectively, the "Shares") representing a total equity capital in the amount of NT$5,000,000,000. The total 500,000,000 shares representing a total paid-in capital in the amount of NT$5,000,000,000 to be issued by installments, 125,000,000 shares representing a total paid-in capital in the amount of NT$1,250,000,000 shall be issued at the time of incorporation of the JV Company ("Initial Capitalization").

        2.3 The parties hereto agree to subscribe and pay in cash for the 500,000,000 shares to be issued by the JV Company in accordance with the following percentages to incorporate and make capital contributions to the JV
Company:


                                               Number of            Capital           Shareholding
           Name of Subscriber                   Shares            Contribution           (in %)
           ------------------                  ---------          ------------        ------------

Acer Group
TSMC
CHINFON                                                              [ * ]
UTC
ANAM

It is agreed that capital contributions allocated to be made by Acer Group pursuant to this Section 2.3 shall be made by Acer or its subsidiaries.

        2.4 Within seven (7) days after the execution of this Agreement (the "Payment Period"), each party shall deposit its capital contribution for the Initial Capitalization into the bank account opened in the name of the preparatory office of the JV Company to subscribe to the shares of the JV Company pursuant to Article 2.2 and 2.3 hereof. In the event that any party fails to pay its capital contribution for the shares subscribed by it for the Initial Capitalization before the expiration of the Payment Period, the remaining parties shall negotiate and consequently reach an agreement to have such unsubscribe Shares of the defaulting party to be subscribed, within 15 days following the close of the Payment Period, by the remaining parties or agreed third parties. Otherwise the remaining parties shall be entitled to recover their capital contribution made to the JV Company within 30 days after the expiration of the Payment Period.

                Capital contributions other than those for the Initial Capitalization shall be made by each party in accordance with resolutions of the board of directors of the JV Company.

        Except as otherwise stipulated herein, at each stage of capital increases after the incorporation of the JV Company, a certain percentage of the newly issued shares of the JV Company shall be reserved for subscription by the employees of the JV Company in accordance with the Company Law. In case the employees waive the rights to subscribe, or fail to subscribe the full amount of such reserved shares at the rights offering of the JV Company, the parties hereto shall be entitled to subscribe such unsubscribe shares in proportion to their then respective shareholdings.

* CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

With respect to the shares of the JV company not so subscribed by the employees and the shareholders of the JV Company, the Board of Directors of the JV Company may directly negotiate with third party for subscription, provided, however, that (i) the JV Company shall cause the third party so subscribe to the shares of the JV Company execute a counterpart of this Agreement and become a party of this Agreement and that (ii) such third party cannot be engaged in the business of manufacturing, assembling or testing semiconductor device.

                                   ARTICLE 3

                   Structure and Management of the JV Company


        3.1     The JV Company shall have a Board of Directors composed of Seven
(7) Directors and shall have Two (2) Supervisors all to be designated by parties hereto according to the following members:

                                  Number of Directors to be              Number of
        Name of Party                     Designated             Supervisors to be Designated

            ACER                           Two (2)                          One (1)

            TSMC                           Two (2)                          One (1)

           CHINFON                         One (1)

             UTC                           One (1)

            ANAM                           One (1)

        3.2 The Director and Supervisor of the JV Company may serve a term of three (3) years and may be re-elected.

        3.3 Before completion of the term of office of a Director or Supervisor, the party that designated the early discharged Director or Supervisor shall re-designate a successor to complete the remaining time of term of his or her predecessor.

        3.4 The day-to day management of the JV Company including the formulation of all pricing, sales, marketing, budgeting and operating plans and policies shall be the responsibility of the General Manager. The General Manager shall be nominated by and approved by the Board of Directors of the JV Company. The General Manager shall report to the Board of Directors of the JV Company.

        3.4.1   The General Manager shall:

                (1) be responsible to the Board of Directors for management of the day-to-day operation of the JV Company in accordance with resolutions of meetings of the Board of Directors and the Meetings of Shareholders,

                (2) be responsible for preparation of the JV Companys' financial statements and annual business plan and budget for the next fiscal year in accordance with the Articles of Corporation of the JV Company.

                (3) supervise and administer personnel employment, discharge, dispatch and remuneration and execution of personnel policies, and

                (4) have such other powers and duties in connection with management and operation or the JV Company as delegated by the resolutions of the Board of Directors and the Meetings of Shareholders from time to time.

        3.4.2 The General Manager shall submit the annual business plan and budget for the next fiscal year to the Board of Directors for examination and approval each year. The annual business plan and budget shall include comprehensive information in detail with respect to operation and management and the estimated income and expenditures of the JV Company for the next fiscal year.

        3.4.3 The General Manager shall keep the Board of Directors advised of the current status of material developments relating to the business operation of the JV Company of which he is aware.

        3.5 The JV Company shall have a Chief Financial Officer to be approved by the Board of Directors of the JV Company.

        3.6 Chairman of the Board of Directors of the JV Company shall be designated by ACER to be elected by the Directors at the Board Meeting, who shall externally represent the JV Company and preside at meetings of the Board of Directors and Shareholders. When the Chairman is absent, provided that there is not a Vice Chairman having been elected, he will designate a Director to preside at such meetings in his place and in the absence of such a designation, the Directors shall elect one from among themselves to act on behalf of the Chairman.

        3.7 The authority of the Chairman of the Board or any officer of the JV Company shall be subject to any applicable resolutions of the Board of Directors and Meetings of Shareholders defining or limiting the authority thereof.

                                   ARTICLE 4

                               Board of Directors

        4.1 Meeting of the Board of Directors shall be convened at least once every three months. However, the Chairman of the Board of Directors may convene the meeting whenever it is deemed necessary.

        Unless otherwise provided for herein or in the Company Law, resolutions of the Board of Directors shall be adopted by majority of votes of the Directors present at a meeting attended by majority of Directors of the JV Company.

                                   ARTICLE 5

                                Fiduciary Duties

        Each of the parties acknowledges that the JV Company has been formed as a corporation in order to take advantage of certain attributes of the corporate form in operating the joint venture. The parties shall be in good faith and under fiduciary duties pursuant to Company Law and other competent laws, to act as shareholders, directors or supervisors of the JV Company.

                                   ARTICLE 6

                              Shareholders' Meeting

        6.1 Unless otherwise provided for herein or in the Company Law, the resolutions of the Shareholders' Meeting of the JV Company shall be adopted by majority votes of the shareholders present at a meeting attended by shareholders representing 51% or more of the total shares issued by the JV Company.

                                   ARTICLE 7

                      Dispositions of Shares, Restrictions

        7.1 Unless otherwise agreed by prior written consents of all the other parties, or to the extent allowed by other articles in this Agreement, the parties hereto agree that within three years after incorporation of the JV Company, they shall not sell, dispose of, assign, pledge or create any encumbrance on the Shares then held by them, and shall not waive, or dispose of rights of Shares, or take any action which results in the dilution of the shareholding ratios for each party pursuant to Section 2.3.

        7.2 Subject to the provisions of the preceding paragraph, if any Subscriber (the "Selling Party") desires to sell all or part of its shares (the "Offered Shares") in the Company, the Selling Party shall first obtain a bona fide written offer (which offer shall be accompanied by a good faith deposit in the form of a certified check equal to at least ten percent of the purchase price) from the party desiring to purchase the Offered Shares, which offer shall set forth the name and address of the prospective purchaser, the number of the Offered Shares, the prospective purchase price and the other terms and conditions of such offer, and the Selling Party shall first offer to the other parties hereto on a pro rata basis in writing to sell the Offered Shares. After receipt of the written notice, each of the other parties shall have thirty (30) days (the "Exercising Period") to elect, by a written notice to the Selling Party, that it will purchase all or part of the Offered Shares in proportion to its shareholding. If any of the other parties fails to purchase the Offered Shares purchasable by such a party within the Exercising Period, the Offered Shares purchasable by it may be purchased within thirty days after the expiration of the Exercising Period by other parties hereto willing to make such purchase in proportion to their respective shareholdings.

        7.3 In case any of the other parties elects to purchase the Offered Shares within the Exercising Period, the purchase shall be completed within thirty (30) days (the "Closing Period") after the written notice has been given to the Selling Party.

        7.4 If all the other parties fail to notify the Selling Party of their willingness to purchase all of the Offered Shares within the Exercising Period or thirty (30) days subsequent to the Exercising Period, as the case may be, or if the purchase has not been completed within the Closing Period, the Selling Party may offer the unsold Offered Shares to any bona fide third person provided, however, that (i) the purchase price and terms offered by the bona fide third party shall not be more favorable than those offered to the other parties hereto; (ii) any such purchase must be completed within thirty (30) days ("30-day period") following the expiration of the Closing Period; and that (iii) the bona fide third person cannot be engaged directly or indirectly in the business of manufacturing, assembling or testing semiconductor devices. If there are any Offered Shares left undisposed by the end of the 30-day period, the Selling Party may reduce the purchase price or change the selling terms and offered to sell such unsold Offered Shares provided, however, that the sale shall first be offered to the other parties hereto in accordance with the foregoing procedures.

        7.5 If any the other parties (the "Purchasing Party") elects to purchase the Offered Shares within the Exercising Period, the Purchasing Party shall have the option to designate one of its affiliated companies to subscribe all or part of the Offered Shares the Purchasing Party elects to purchase.

        7.6 The selling party shall cause the bona fide third party to whom any Share of the Company is transferred pursuant to this Agreement to execute a counterpart hereof so as to enable the transferee to become a party to this Agreement and be entitled to the same rights and subject to the same obligations as a party to this Agreement.

        7.7 If any party hereto violates any of the provisions of this Agreement, in addition to compensating the non-defaulting parties all losses and damages and expenses incurred therefrom (including arbitration fee, legal expenses and counsel fee), it shall be liable for payment of punitive damages to the non-defaulting parties (to be allocated among the non-defaulting parties in proportion to their respective shareholding ratio) in an amount equivalent to ten times as much as the par value of the shares which have been arbitrarily transferred or otherwise encumbered.

        7.8 It is understood and agreed that the restriction on transfer of Shares stipulated in this Article 7 shall be terminated immediately upon listing of the Shares on any stock exchange, or any other-the-counter trading system (Such as the Taiwan OTC).

        7.9 For all the purposes contemplated in this Article 7, Shares referred herein shall include such shares issued by the Company upon incorporation for its Initial Capitalization, and those Shares issued thereafter for any capital increase of cash contributions and reserves of the JV Company.

                                   ARTICLE 8

                                Preferred Vendor

        8.1 Each of the parties agrees in principle to grant priority to the JV Company as its vendor subject to terms to be agreed upon.

                                   ARTICLE 9

                          Fiscal Methods and Procedures

        9.1 The JV Company shall maintain its books and records, and prepare its periodic statements, of accounts in accordance with accounting practices and procedures established by the Board, which shall be in accordance with generally accepted accounting standards and practices and with applicable requirements of ROC law.

        9.2 The JV Company shall submit the financial and other operating reports on a quarterly basis to each party. The fiscal year of the JV Company shall begin on the first day of January and end on the last day of December of each year.

        9.3 An internationally recognized auditor to be appointed by the Board of Directors of the JV Company shall be engaged as the independent public accountant of the JV company to perform an annual audit of the financial records of the JV Company at its expense. In addition, each party hereto may, at its own expense, assign its independent accountants to make financial reviews, audits and other investigations on the books of the JV Company and to report thereon to all the parties and the JV Company cooperate fully in any such review, audit or other investigation.

                                   ARTICLE 10

                            Initial Public Offerings

        It is the objective of the parties to the Agreement to work toward a public listing of the JV Company on the Taiwan Stock Exchange ("TSE"), or any other recognized stock exchange or the Taiwan over-the-counter trading system ("OTC") (each, a "Recognized Stock Exchange") within five (5) years after incorporation of the JV Company. The parties hereto agree to use their commercially reasonable efforts to cause the JV Company to apply for initial public offering and listing of the Shares on a Recognized Stock Exchange subject to maintenance of the material rights of the parties under this Agreement. Notwithstanding the provision of Article 7, if it is required that certain Shares should be offered for sale to the public/third parties during an Initial Public Offering, the parties agrees to offer Shares in proportion to their respective shareholdings.

                                   ARTICLE 11

                  Representations, Warranties and Authorization

        11.1 Each of the parties hereby represents and warrants that in case it is a juristic person, it has been organized and incorporated and is existing in accordance with applicable laws and has been authorized by its respective Board of Directors or meeting of Shareholders to sign and perform this Agreement, in case any of the parties is a natural person, he or she has the complete power, legal right, and any other necessary legal capacity to sign and perform this Agreement.

        11.2 Each of the parties hereby represents and warrants respectively that nothing may bar the party from executing this Agreement or performing any obligation under this Agreement or may impede the JV Company's executing other agreements contemplated to be executed under this Agreement or performing any obligation under such agreement.

        11.3 Each of the parties hereby represents that each of them has had the opportunity to raise inquiries and has the ability to make its own determination about the wisdom of investing in the JV Company and to withstand, the loss of its investment in the JV Company.

        11.4 Each party represents and warrants that no person has or will have, as a result of the transactions contemplated by this Agreement, any rights, interest or valid claim against or upon the JV Company or any other party hereto for any commission, fee or other compensation as a finder or broker because of any act or omission by such party or any agent of such party. Each party agrees to indemnify and hold the JV Company and each other party hereto harmless against any and all costs and liabilities as a result of any such claim arising from any such act or omission by such party.

                                   ARTICLE 12

                                 Confidentiality

        Except for business requirement or unless otherwise required by applicable laws and regulations, no parties hereto shall disclose to any third person any confidential document, information, trade secrets or other matters relating to the business operation of the JV Company and shall not, by making use of the aforesaid information, conduct any de factor or de jury activity which leads to any competition against the interest of the JV Company. Each party hereto shall still have the obligation of non-disclosure within five years after it has ceased being a party to this Agreement or after the termination of this Agreement.

                                   ARTICLE 13

                              Term and Termination

        13.1 This Agreement shall continue in full force and effect from the date of execution until the dissolution of the JV Company or sooner terminated in accordance with this Agreement.

        13.2 Except as otherwise provided for herein, this Agreement may be terminated upon occurrence of any of the following events.

                (1) In the event that any party is insolvent, bankrupt or placed in the hand of a receiver, transferee, other custodian or liquidator, or becomes unable to perform its obligation under this Agreement, the other parties may agree to terminate this Agreement; or

                (2) If any party breaches any of the covenants and stipulations herein contained, any other parties may serve on the defaulting party a written notice specifying the breach and requiring the defaulting party within thirty (30) days to cure the same. If the defaulting party has not within the said period of thirty (30) days complied with the notice to cure the breaches, this Agreement, may be terminated by agreement by all of the non-defaulting parties upon the expiration of the thirty (30) days period.

        13.3 Unless otherwise agreed upon by all the parties in writing, the parties terminating the Agreement pursuant to Article 13.2(2) above shall be entitled to the following in order of preference.

                (1) offer to purchase, or sell, the Shares in the JV Company (pro rata among themselves unless they otherwise agree in the case of purchase of, the Shares) from, or to, the defaulting party at a price to be negotiated in good faith by the parties. In attempting to reach a fair price of the Shares, the parties shall utilize all then available resources in arriving at such price, including but not limited to, use of generally accepted valuation methodologies and such other assistance and practices commonly used in the Republic of China for this purpose. If, after exhausting all, available resources, the parties still cannot agree on a price for the Shares, the non-defaulting parties as a group and the defaulting party shall each appoint one investment banker/appraiser in the Republic of China to determine a fair price. If the prices of the Shares so determined by said investment bankers/appraisers vary (as measured by the higher price) by more than 20%, a third investment banker/appraiser shall be selected by the investment bankers/appraisers initially selected by the Parties. The opinion of the third investment banker/appraiser shall be final. In the case where the prices so determined by the initially selected investment bankers/appraisers vary by less than 20%, the parties shall attempt to negotiate the difference, otherwise, the midpoint of the two prices shall be deemed the final price of the Shares (the "Transferred Price"). The non-defaulting parties as a group and the defaulting party shall each pay the fees and expenses of its respective investment banker/appraiser and the third investment banker/appraiser equally.

                (2) dissolve and liquidate the JV Company in accordance with the Company Law

        13.4 The termination of this Agreement shall not release any party from any liability which at the time of termination has already accrued, and such termination shall not affect such of the provisions of this Agreement as are expressed or intended to survive, operate or have effect thereafter.

                                   ARTICLE 14

                                 Non-competition

        Neither of the parties shall be under any obligation to the other parties hereto for non-competition in the business as operated by the JV Company. In case any of the parties is subsequently selected to be a director of the JV Company and the approval therefor given by the shareholders of the JV Company is required in accordance with Article 209 of the Company Law, the other parties shall exercise their voting powers to cause the shareholders' meeting to adopt such approval.

                                   ARTICLE 15

                                     Notices

        15.1 Written notice and other communication required or permitted to be given under this Agreement shall be delivered by hand, or sent by registered mail with acknowledged receipt, and shall be considered to be duly served when delivered to the parties at the addresses given above or at such other address as either party shall have specified in a written notice to the other party.

                                   ARTICLE 16

                                   Assignment

        16.1 Unless otherwise provided for herein, any right and obligation set forth in this Agreement shall not be assigned by any party hereto to any third party without written consent of the other parties.

                                   ARTICLE 17

                                    Amendment

        17.1 Unless otherwise provided for herein, any amendment or addition to this Agreement must be made in writing and signed by the parties hereto.

        17.2 After the JV Company's Board of Directors has approved the submission of applications for trading the Shares on any Recognized Stock Exchange the parties hereto agree to review the terms and conditions of this Agreement and negotiate in good faith in concluding an amendment to this Agreement to be in compliance with the applicable trading requirements, subject to maintenance of the material rights of the parties under this Agreement.

                                   ARTICLE 18

                           Implementation of Agreement

        18.1 The parties hereto undertake to perform this Agreement in good faith and to respect the spirit and intent of the terms and conditions of this Agreement.

        18.2 Each party hereto undertakes to, exercise its voting power at the shareholders meeting of the JV Company, to cause its representatives acting as directors or supervisors of the JV Company to exercise their powers and voting power as directors or supervisor, and to cause its nominee officers, or managers of the JV Company to act in such manner as willfully enable the performance of the terms and conditions of this Agreement.

        18.3 AICL and AMKOR hereby agree to jointly and separately have rights and undertake liabilities accrued to ANAM in accordance with terms and conditions of this Shareholders' Agreement.

                                   ARTICLE 19

                                  Governing Law

        This Agreement will be construed and performed in accordance with the laws of the Republic of China.

                                   ARTICLE 20

                                   Arbitration

        In case of any dispute relating to or arising from this Agreement, the parties hereto through discussions and negotiation in good faith shall settle it. Failure to settle the dispute accordingly, the parties hereto agree to submit to the arbitration to be held in Taipei in accordance with the provisions of the Commercial Arbitration Act of the Republic of China.

                                   ARTICLE 21

                     Disclaimer of Agency, Partnership, Etc.

        This Agreement is not intended and shall not be deemed to constitute any parties hereto as the legal representative, agent or partner of the other parties, nor shall any shareholders have the right or authority to assume, create or incur any liability or any obligation of any kind, expressed or implied, against or on behalf of the other parties.

Acer Incorporated

By   /s/ George Huang
   -----------------------------------------------
     George Huang
     Corporate General Contoller



Taiwan Semiconductor Manufacturing Company Ltd.

By   /s/ Fing-Chuprns Wang
   ----------------------------------------------------
     Fing-Chuprns Wang
     President


Chinfon Semiconductor & Technology Co., Ltd.

By   /s/ Alex K.Y. Tsai
   ----------------------------------------------------
     Alex K.Y. Tsai
     President


Scientek International Investment Co., Ltd.

By   /s/ C.C. Tsai
   ----------------------------------------------------
     C.C. Tsai
     Chairman


Anam Industrial Co. Ltd.

By   /s/ Steven M. Kim
   ----------------------------------------------------
     Steven M. Kim, Attorney-in-fact for James J. Kim


Amkor Electronics, Inc.

By   /s/ Steven M. Kim
   ----------------------------------------------------
     Steven M. Kim, Attorney-in-fact for James J. Kim